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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made as of the 23 day of January, 2006, by and between Century Aluminum Company, a Delaware corporation (the "Company"), and Michael A. Bless (the "Executive").

                                    RECITALS

     A. The Company desires to employ Executive as its Executive Vice President and Chief Financial Officer; and

     B. Executive is willing to accept such employment on the terms and conditions set forth in this Agreement.

     THE PARTIES AGREE as follows:

     1.1 Position and Term of Employment. Executive's employment hereunder shall commence as of January 23, 2006, and shall end December 31, 2008, unless terminated sooner pursuant to Section 7 of this Agreement or extended by the mutual agreement of the parties. Executive shall be employed as the Executive Vice President and Chief Financial Officer of the Company and shall devote his full business time, skill, attention and best efforts in carrying out his duties and promoting the best interests of the Company. Executive shall also serve as a director and/or officer of one or more of the Company's subsidiaries as may be requested from time to time by the Board of Directors. Subject always to the instructions and control of the Board of Directors of the Company, Executive shall report to the Chief Executive Officer of the Company and

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shall be responsible for the day to day financial affairs of the company and for the development of the Company's short and long term financial plans.

     Executive shall not at any time while employed by the Company or any of its affiliates (as defined in the Severance Protection Agreement between the Company and Executive dated as of January 23, 2006, (the "SPA"), incorporated in this Agreement by this reference), without the prior consent of the Board of Directors, knowingly acquire any financial interests, directly or indirectly, in or perform any services for or on behalf of any business, person or enterprise which undertakes any business in substantial competition with the business of the Company and its affiliates or sells to or buys from or otherwise transacts business with the Company and its affiliates; provided that Executive may acquire and own a de minimus amount of the outstanding capital stock of any public corporation which sells or buys from or otherwise transacts business with the Company and its affiliates.

     2.1 Base Salary.

          (a) (i) Effective as of January 23, 2006, Executive shall be paid an initial salary at the monthly rate of $31,250, which shall be paid in accordance with the Company's normal payroll practice with respect to salaried employees, subject to applicable payroll taxes and deductions (the "Base Salary"). Executive's Base Salary shall be subject to review and possible change in accordance with the usual practices and policies of the Company. However, Executive's base annual salary shall not be reduced to less than $375,000.


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               (ii) If for any reason other than Executive's voluntary
resignation, his death, or termination for cause pursuant to Section 7(c), Executive does not continue to be employed by the Company, Executive shall continue to receive an amount equal to his then current Base Salary plus an annual performance bonus equal to the highest annual bonus payment Executive has received in the previous three years ("Highest Annual Bonus") for the then remaining balance of the term of this Agreement. In no event shall such payment be less than one year's Base Salary plus Highest Annual Bonus. The foregoing amounts shall be paid to Executive over the remaining term of this Agreement or one year (whichever is applicable) in accordance with the Company's payroll and bonus payment policies. Notwithstanding the foregoing, no payments under this subparagraph (ii) shall be made if the Company makes all payments to Executive required to be made, if any, under the SPA in the event of a Change in Control (as defined in the SPA).

          (b) If Executive resigns voluntarily or ceases to be employed by reason of his death or by the Company (or any affiliate) for cause as described in Section 7(c) of this Agreement, all benefits described in Sections 2 and 4 hereof shall terminate (except to the extent previously earned or vested).

          (c) If Executive's employment shall have been terminated as a result of Executive's disability pursuant to Section 7(b), the Company shall pay in equal monthly installments for the then remaining balance of the term of this Agreement or one year, whichever is greater, to Executive (or his beneficiaries or personal representatives, as the case may be) disability benefits at a rate per annum equal to one hundred percent (100%) of his then current Base Salary, plus amounts equal to the Highest Annual


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Bonus, less payments and benefits, if any, received under any disability plan or insurance provided by the Company and less any "sick leave" payments received from the Company for the applicable period.

     2.2 Bonuses. Executive shall be eligible for an annual performance bonus in amounts between 0 and 100 percent of his Base Salary based upon his individual performance and achievement by the Company of overall objectives as determined by the compensation committee of the Board of Directors ("Compensation Committee"). The target range for Executive's performance bonus will be between 35% and 100% of his base salary. The Company agrees that Executive shall be entitled to receive a cash bonus of not less than $187,500 for his services for the full year 2006, which shall be payable in the 2007 calendar year.

     2.3 Expenses. The Company shall pay or reimburse Executive in accordance with the Company's normal practices any travel, hotel and other expenses or disbursements reasonably incurred or paid by Executive hereunder in connection with the services performed by Executive, in each case upon presentation by Executive of itemized accounts of such expenditures or such other supporting information as the Company may require.

     2.4 Relocation; Housing. The Company shall pay for all reasonable and customary relocation expenses to Monterey, California, as set forth in the Relocation Policy attached to this Agreement.

     3.1 Incentive Plan. Executive shall be eligible for option grants and performance share unit awards under the Company's Amended and Restated 1996


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Stock Incentive Plan (the "Plan"), and the Guidelines adopted to implement the
Plan. Upon approval by the Compensation Committee, the Company shall grant Executive options to purchase 30,000 shares of Company stock at an exercise price based on the price of the stock on the trading day immediately preceding the start date ("Start Date") of his employment, determined in accordance with the Plan and pursuant to a stock option award agreement. The options would vest one-third on the Start Date, one-third on the one year anniversary of the Start Date, and one-third on the day preceding the two year anniversary of the Start Date. In addition the Compensation Committee shall be asked to approve a grant of 20,000 restricted stock shares, which grant will vest one-third on the day preceding the one year anniversary of the Start Date, one-third on the day preceding the two year anniversary of the Start Date, and one-third on the day preceding the three year anniversary of the Start Date.

     3.2 Effect of Termination of Employment or Change in Control.

          (a) If Executive shall resign voluntarily or cease to be employed by the Company (or an affiliate) for cause as described in Section 7(c) of this Agreement, except as provided in the SPA, all benefits described in Section 3 hereof shall terminate (except to the extent previously earned or vested and, if Executive retires, those which may become vested upon retirement pursuant to the terms of the Guidelines).

          (b) If Executive dies or becomes disabled, all options which have not vested will accelerate and vest immediately, and, in the event of Executive's death, all option rights will transfer to Executive's representative. If Executive's employment terminates by reason of death or disability, Executive or Executive's representative may


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exercise all unexercised options within three years after such death or disability or the expiration date of the option, whichever is sooner.

          (c) If Executive dies, becomes disabled or retires, performance shares awarded to such Executive pursuant to the Guidelines shall immediately vest, but be valued and awarded at the times and in the manner awarded to other plan participants pursuant to the terms of such Guidelines.

          (d) If there is a Change in Control, then all options and performance shares that have not vested will accelerate and vest immediately. Performance shares awarded to Executive pursuant to the Guidelines shall be valued at 100 percent as though the Company had achieved its target for each relevant plan period. The Executive shall be entitled to receive one share of the Company's common stock upon the vesting of each Performance Share. Upon a Change in Control, the Executive shall have the right to require the Company to purchase, for cash, and at fair market value, any shares of stock purchased upon exercise of any option or received upon the vesting of any Performance Share. (Terms used in this Section, unless defined in this Employment Agreement, are as defined in the SPA.)

     4.1 Other Benefits. Executive shall be entitled to participate in life, medical, dental, hospitalization, disability and life insurance benefit plans made available by the Company to its senior executives and shall also be eligible to participate in existing retirement or pension plans offered by the Company to its senior executives, but, except as otherwise provided in Section 4.2, subject in each case to the terms and requirements of each such plan or program; and


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     4.2 Pension Benefits. Executive shall be entitled to receive retirement benefits as follows:

          (a) Qualified Plan Benefits. The Executive shall be entitled to receive, upon his retirement as provided for in the Company's Employees' Retirement Plan (the "Qualified Plan"), payments under the Qualified Plan computed as set forth in that plan.

          (b) Supplemental Executive Retirement Benefits. In addition to payments the Executive is entitled to receive under the Qualified Plan, Executive also shall be entitled to receive Supplemental Executive Benefits as set forth in this Agreement and in the SERB Plan, which benefits are an amount equal to the difference between the amount Executive would receive under the Qualified Plan and the amount he would be entitled to receive had his benefit under the Qualified Plan not been subject to the limitations on benefits and contributions set forth in Sections 401 (a)(17) and 415 of the Internal Revenue Code of 1986, as at any time amended, and the regulations thereunder.

          (c) Vesting. The Qualified Plan Benefits and the Supplemental Retirement Benefit described in Section 4.2 (b) shall be fully vested as of the date of this Agreement. Upon the termination of Executive's employment he shall be entitled to receive all such benefits as provided in Section 4.2 (d).

          (d) Time and Method of Payment of Benefits. Benefit payments under the SERB Plan shall be made to Executive in the same manner as provided under the Qualified Plans. Except as otherwise provided in the Qualified Plans, no benefits shall be payable hereunder prior to death, disability or termination of employment.


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          (e) Prohibition on Assignment. Other than pursuant to the laws of descent and distribution, Executive's right to benefit payments under this
Section 4.2 are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of Executive or Executive's beneficiary.

          (f) Source of Payments. Subject to Section 10 of the SERB Plan ("Section 10"), all benefits under this Section 4.2 shall be paid in cash from the general funds of the Company, and, except as set forth below, no special or separate fund shall be established or other segregation of assets made to assure such payments; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder. It is the intention of the parties that the arrangements be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. In the event of a possible Change in Control, and before a Change in Control occurs, the Company shall contribute to the Trust described in Section 10, and in the manner described therein, those amounts necessary to cause the present value of the Trust assets to be no less than the present value of the future benefits payable under the SERB Plan.

          (g) Executive's Status. Executive shall have the status of a general unsecured creditor of the Company, and the SERB Plan shall constitute a mere promise to make benefit payments in the future.

          (h) Survival of Benefit. The Supplemental Retirement benefits described in this Section 4.2 shall not be reduced during the term of this Agreement or


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thereafter, and Executive's rights with respect to these benefits shall survive any termination (or non-renewal) of this Agreement, including, without limitation, a termination pursuant to Section 7(c), or any amendment or termination of the SERB Plan, to the full extent necessary to protect the interests of Executive under this Agreement and under the terms of the SERB Plan.

     5. Confidential Information. Except as specifically permitted by this
Section 5, and except as required in the course of his employment with the Company, while in the employ of the Company or thereafter, Executive will not communicate or divulge to or use for the benefit of himself or any other person, firm, association, or corporation without the prior written consent of the Company, any Confidential Information (as defined herein) owned, or used by the Company or any of its affiliates that may be communicated to, acquired by or learned of by Executive in the course of, or as a result of, Executive's employment with the Company or any of its affiliates. All Confidential Information relating to the business of the Company or any of its affiliates which Executive shall use or prepare or come into contact with shall become and remain the sole property of the Company or its affiliates.

     "Confidential Information" means information not generally known about the Company and its affiliates, services and products, whether written or not, including information relating to research, development, purchasing, marketing plans, computer software or programs, any copyrightable material, trade secrets and proprietary information, including, but not limited to, customer lists.

     Executive may disclose Confidential Information to the extent it (i) becomes part of the public domain otherwise than as a result of Executive's breach hereof or (ii) is


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required to be disclosed by law. If Executive is required by applicable law or regulation or by legal process to disclose any Confidential Information, Executive will provide the Company with prompt notice thereof so as to enable the Company to seek an appropriate protective order.

     Upon request by the Company, Executive agrees to deliver to the Company at the termination of Executive's employment, or at such other times as the Company may request, all memoranda, notes, plans, records, reports and other documents (and all copies thereof) containing Confidential Information that Executive may then possess or have under his control.

     6. Assignment of Patents and Copyrights. Executive shall assign to the Company all inventions and improvements within the existing or contemplated scope of the Company's business made by Executive while in the Company's employ, together with any such patents or copyrights as may be obtained thereon, both domestic and foreign. Upon request by the Company and at the Company's expense, Executive will at any time during his employment with the Company and after termination regardless of the reason therefore, execute all proper papers for use in applying for, obtaining and maintaining such domestic and foreign patents and/or copyrights as the Company may desire, and will execute and deliver all proper assignments therefore.

     7. Termination.

          (a) This Agreement shall terminate upon Executive's death.

          (b) The Company may terminate Executive's employment hereunder upon fifteen (15) days' written notice if in the opinion of the Board of Directors,


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Executive's physical or mental disability has continued or is expected to continue for one hundred and eighty (180) consecutive days and as a result thereof, Executive will be unable to continue the proper performance of his duties hereunder. For the purpose of determining disability, Executive agrees to submit to such reasonable physical and mental examinations, if any, as the Board of Directors may request and hereby authorizes the examining person to disclose his findings to the Board of Directors of the Company.

          (c) The Company may terminate Executive's employment hereunder "for cause" (as hereinafter defined). If Executive's employment is terminated for cause, Executive's salary and all other rights not then vested under this Agreement shall terminate upon written notice of termination being given to Executive. As used herein, the term "for cause" means the occurrence of any of the following:

               (i) Executive's disregard of a direct, material order of the Board of Directors of the Company, the substance of which order is (a) a proper duty of Executive pursuant to this Agreement, (b) permitted by law and (c) otherwise permitted by this Agreement, which disregard continues after fifteen
(15) days' opportunity and failure to cure; or

               (ii) Executive's conviction for a felony or any crime involving moral turpitude.

     8. Additional Remedies. Executive recognizes that irreparable injury will result to the Company and to its business and properties in the event of any breach by Executive of the non-compete provisions of Section 1, the confidentiality provisions


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of Section 5 or the assignment provisions of Section 6 and that Executive's continued employment is predicated on the covenants made by him pursuant to such Sections. In the event of any breach by Executive of his obligations under said provisions, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain any such breach by Executive or by any person or persons acting for or with Executive in any capacity whatsoever and other equitable relief.

     9. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective legal representatives, successors and assigns. Neither this Agreement nor any of the duties or obligations hereunder shall be assignable by Executive.

     10. Governing Law; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the State of California. Each of the Company and Executive consents to the jurisdiction of any state or federal court sitting in California, in any action or proceeding arising out of or relating to this Agreement.

     11. Headings. The paragraph headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or in any way affect the interpretation of this Agreement.

     12. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of this Agreement.


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     13. Complete Agreement. This Agreement and the SPA embody the complete agreement and understanding among the parties, written or oral, which may have related to the subject matter hereof in any way and neither shall be amended orally, but only by the mutual agreement of the parties in writing, specifically referencing this Agreement or the SPA, as the case may be. To the extent there is an inconsistency between the terms of this Agreement and the terms of the SPA, the Agreement which provides terms most favorable to the Executive shall govern.

     14. Counterparts. This Agreement may be executed in one or more separate counterparts, all of which taken together shall constitute one and the same Agreement.

CENTURY ALUMINUM COMPANY


By: /s/ Logan W. Kruger                 /s/ Michael A. Bless
    ---------------------------------   ----------------------------------------
Title: President and Chief Executive    Michael A. Bless
       Officer


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